SEVERANCE AND SEPARATION AGREEMENT

This SEVERANCE AND SEPARATION AGREEMENT (this “Agreement”) is made and entered into as of January 10, 2023 by and between Avanos Medical, Inc. (together with its subsidiaries, the “Company”) and William D. Haydon (“Employee”).

RECITALS:

WHEREAS, Employee is currently employed by the Company as Senior Vice President and General Manager, Pain Franchise;

WHEREAS, the Company has decided to eliminate the position that Employee currently fills effective March 31, 2023 (the “Separation Date”), and, accordingly, Employee’s employment with the Company will be terminated on the Separation Date; and

WHEREAS, the Company and Employee desire to set forth the parties’ respective rights and obligations with respect to the termination of Employee’s employment with the Company;

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and for the good and valuable consideration set forth herein, the adequacy of which is hereby specifically acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    No Right to Continued Employment; Employment at Will. Employee is employed at-will by the Company. This Agreement does not grant, and shall not be construed as giving, Employee the right to employment or continued employment for any certain period of time with the Company. Accordingly, either party shall have the right to terminate the employment relationship at any time for any reason, including termination prior to the Separation Date.

2.    Termination of Employment. Subject to Section 1, Employee’s employment with the Company will terminate effective as of the Separation Date.

3.    Severance Benefits.

(a)    Subject to the terms and conditions of this Agreement, the Company hereby agrees to: (i) pay to Employee, within sixty (60) days following the Separation Date, a one-time cash lump sum payment in an amount equal to $972,000; (ii) provide Employee with the services of an outside job placement firm selected by the Company for a period of six (6) months following the Separation Date; (iii) subject to Employee’s taking all necessary steps to properly elect any continuing medical insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), pay one hundred percent (100%) of Employee’s monthly COBRA premiums for a period of twelve (12) months following the Separation Date; and (iv) make available to Employee the benefits available under the Company’s Employee Assistance Program for a period of three (3) months following the Separation Date.

(b)    Subject to the terms and conditions of this Agreement, Employee also shall be eligible to receive an additional cash payment (the “Transition Incentive Bonus”) of up to $300,000. The actual amount of the Transition Incentive Bonus payable to Employee will be based on whether, and the extent to which, Employee meets the following key transition objectives prior to the Separation Date:

(i)Complete 2022 fiscal year activities by meeting SQF targets for sales;
(ii)Assist in the design and planning for the Company’s combined Commercial Sales organization;
(iii)Transition all current ongoing M&A activities to the Company’s Chief Commercial Officer;
(iv)Refine OrthogenRx 2023 pricing, reimbursement and GTM strategy; and
(v)Complete all year-end 2022 assessments for Employee’s direct reports.

Whether, and the extent to which, the above key transition objectives have been met, and the final amount of the Transition Incentive Bonus earned by Employee, will be determined collectively by the Company’s Chief Executive Officer and the Vice President, Human Resources of the Company, in their sole discretion. The Transition Incentive Bonus will be paid in a lump sum as soon as administratively possible after the Separation Date, but in no event later than May 31, 2023.

(c)    The benefits described in Sections 3(a) and (b) are collectively referred to herein as the “Severance Benefits.” Except for the Severance Benefits, to the extent earned by Employee, no compensation or other amounts or benefits will be payable by the Company to Employee in connection with the termination of his employment by the Company. The Company’s provision of the Severance Benefits, to the extent earned by Employee, will discharge all obligations of the Company to Employee in connection with his employment by the Company and in connection with the claims released by Employee pursuant to the Release Agreement (as that term is defined below).

(d)    Whether or not Employee executes the Release Agreement, Employee will be paid for any unused vacation due to Employee as of the Separation Date according to the Company’s vacation policy currently in effect and as required by law.

(e)    This Agreement shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder (the “Code”). Nevertheless, the tax treatment of the Severance Benefits, to the extent earned by Employee, is not warranted or guaranteed. Neither the Company nor its directors, officers, employees or advisers (other than Employee) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by the Employee as a result of the application of Section 409A of the Code. Regardless of any action the Company takes with respect to any or all taxes, the ultimate liability for all taxes payable with respect to this Agreement shall remain Employee’s responsibility and may exceed the amount actually withheld by the Company.

4.    Tax Withholding. Payment of the Severance Benefits will be subject to reduction to satisfy: (i) all federal, state and local employment and withholding tax obligations to the extent required by law and (ii) any other payroll reductions deemed appropriate by the Company.

5.    Eligibility. To be eligible for the Severance Benefits:

(a)    Employee must continue to perform Employee’s assigned duties and responsibilities in a satisfactory fashion through the Separation Date. Whether Employee has performed his duties in a satisfactory manner will be determined in the sole discretion of the Company.

(b)    Employee must remain in the employ of the Company through the Separation Date. In the event Employee is terminated by the Company for any other reason or Employee resigns prior to such date, the Company shall not be obligated to pay the Severance Benefits.

(c)    Employee must execute a Full and Final Release of Claims and Covenant Not to Sue (the “Release Agreement”), in the form attached hereto as Exhibit A, within the period specified therein and must not revoke such Release Agreement in writing within the seven (7)-day period following the date on which it is executed.

6.    Set-Off. To the extent allowed by law, the Company shall have the right to set-off against any sums due from the Company to Employee, including payments due under the federal Workers’ Adjustment and Retraining Notification Act (“WARN”) or similar state laws, if applicable.

7.    Entire Agreement. This Agreement embodies the entire agreement of the parties relating to the subject matter of this Agreement and supersedes all prior agreements, oral or written, regarding the subject matter hereof and as to severance benefits to be paid to Employee. No amendment or modification of this Agreement will be valid or binding upon the parties unless made in writing and signed by the parties.

8.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Georgia without regard to conflicts of law principles thereof.

9.    Enforcement. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is understood and agreed that no failure or delay by Company or Employee in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

10.    Acknowledgement. Employee agrees that he has read all the terms of this Agreement and understands those terms. Employee is signing this Agreement of his own free will in exchange for the Severance Benefits, to the extent earned by Employee, to be paid to Employee.

[Signature page follows]

IN WITNESS HEREOF, Company and Employee have each executed this Agreement as of the date first above written.

AVANOS MEDICAL, INC., on behalf of itself and its subsidiaries

By:    /s/ John W. Cato                1/10/23
    John W. Cato                    Date
Vice President, Human Resources

/s/ William D. Haydon            1/10/23
William D. Haydon                Date

EXHIBIT A

AVANOS MEDICAL, INC.

FULL AND FINAL RELEASE OF CLAIMS AND COVENANT NOT TO SUE

    This Full and Final Release of Claims and Covenant not to Sue (“Agreement”) is made and entered into between William D. Haydon (“Employee”) and Avanos Medical, Inc., a Delaware corporation (the “Company”)

1.    SEPARATION FROM EMPLOYMENT. Employee’s employment terminated, and Employee’s last day on the payroll was, March 31, 2023 (the “Separation Date”).

2.    RETENTION BENEFITS. Employee agrees and understands that the consideration described in Section 3 of this Agreement is provided through a Severance and Separation Agreement between Employee and the Company (the “Severance and Separation Agreement”), which also requires the execution of this Agreement as a condition to the payment of benefits under the Severance and Separation Agreement.

3.    CONSIDERATION. In consideration of Employee’s decision to enter into the Severance and Separation Agreement, following the Company’s receipt of this Agreement executed by the Employee and the expiration of the seven (7) day period within which the Employee may revoke Employee’s acceptance of this Agreement as explained below (and provided Employee has not exercised such right of revocation), and subject to the terms and conditions of the Severance and Separation Agreement, the Company will provide Employee with the following:

(a)Within sixty (60) days following the Separation Date, a lump sum payment in the aggregate amount of $972,000, which amount is in satisfaction of the amount described in Section 3(a)(i) of the Severance and Separation Agreement;

(b)As soon as administratively possible after the Separation Date, and in no event later than May 31, 2023, payment of the Transition Incentive Bonus, to the extent earned by Employee, pursuant to Section 3(b) of the Severance and Separation Agreement; and

(c)The other Severance Benefits described in Section 3(a) of the Severance and Separation Agreement.

Employee further acknowledges the above payments will be subject to reduction to satisfy: (i) all federal, state and local employment and withholding tax obligations to the extent required by law and (ii) any other payroll reductions deemed appropriate by the Company. Employee agrees that, except for the amounts withheld, Employee shall be fully responsible for paying any taxes, interest, penalties, or other amounts due on the above payments and the Company makes no representation as to the tax treatment of any consideration under this Agreement or the Severance and Separation Agreement. All above payments will be made as provided in the Severance and Separation Agreement, provided this Agreement becomes final and binding.

4.    ACKNOWLEDGEMENT REGARDING PAYMENTS AND BENEFITS. Employee acknowledges and agrees that he has been paid all wages and accrued benefits to which he is entitled through the date of execution of this Agreement. Other than the payments set forth in this Agreement, the parties agree that the Company owes no additional amounts to Employee for wages, back pay, severance pay, bonuses, damages, accrued vacation, benefits, insurance, sick leave, other leave, or any other reason.

    5.    FULL AND FINAL RELEASE. In consideration of the payments being provided to Employee above, Employee, for Employee, Employee’s attorneys, heirs, executors, administrators, successors and assigns, fully, finally and forever releases and discharges the Company, all parent, subsidiary, related and affiliated companies, as well as its and their successors, assigns, officers, owners, directors, agents, representatives, attorneys, and employees (all of whom are referred to throughout this Agreement as the “Released Parties”), of and from all claims, demands, actions, causes of action, suits, damages, losses, and expenses, whether known or unknown, of any and every nature whatsoever, as a result of actions or omissions occurring through the execution date of this Agreement. Specifically included in this waiver and release are, among other things, any and all claims of alleged employment discrimination, either as a result of the separation of Employee’s employment or otherwise, any claims under any severance pay plan of the Released Parties, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act (FMLA), the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification (WARN) Act, the Uniformed Services Employment and Reemployment Rights Act (USERRA), the Ledbetter Fair Pay Act, the Genetic Information Nondiscrimination Act of 2008, the Internal Revenue Code (IRC), the US tax code, the Employee Retirement Income Security Act (ERISA), any other federal, state or local statute, rule, ordinance, or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, fraud, defamation, or any other unlawful behavior, the existence of which is specifically denied by the Released Parties.

Notwithstanding the provisions of any law, and for the purpose of implementing a full and complete release and discharge of the Released Parties, Employee expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims that Employee does not know or suspect to exist in Employee’s favor at the time Employee executes this Agreement, and that this Agreement contemplates the extinguishment of any such claims.

The above release does not waive any rights or claims that (a) may arise after the date on which Employee executes this Agreement; (b) cannot lawfully be released under applicable law, including, but not limited to, unemployment benefits and workers’ compensation claims, (c) constitute an award to Employee from or by a government agency for providing information. In addition, nothing in this Agreement is intended to waive any vested right that Employee may have with respect to any pension or other retirement benefits to which Employee is entitled by virtue of Employee’s employment with the Company, and nothing in this Agreement shall prohibit Employee from enforcing such rights.

6.    COVENANT NOT TO SUE. Except as expressly set forth in Section 7 below, Employee further hereby AGREES NOT TO FILE A LAWSUIT or other legal claim or charge to assert against any of the Released Parties any claim released by this Agreement.

7.    NON-INTERFERENCE. Nothing in this Agreement shall be construed to prohibit Employee from filing a charge or participating in any investigation or proceeding before any federal, state or local agency or commission including, but not limited to, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, and the Securities and Exchange Commission (collectively, “Government Agencies”). In addition, nothing in this Agreement shall limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Employee’s right to receive an award for information provided to any Government Agencies regarding any violation of any Securities and Exchange Commission regulation or financial fraud or misconduct. Notwithstanding the foregoing, to the maximum extent permitted by law, Employee waives Employee’s right to recover damages as a result of any charge or lawsuit filed by Employee or by anyone else on Employee’s behalf, including a class or collective action, whether or not Employee is named in such proceeding. Furthermore, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (2) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.

8.    NO OTHER CLAIMS. Employee understands that Employee is releasing claims about which Employee may not know anything at the time Employee executes this Agreement. Employee represents and warrants that Employee has (a) filed no claims, lawsuits, charges, grievances, or causes of action of any kind against the Released Parties and, to the best of the Employee’s knowledge, Employee possesses no such claims (including Fair Labor Standards Act (“FLSA”) and worker’s compensation claims) that Employee has not already disclosed to the Released Parties; (b) received any and all compensation (including overtime compensation), meal periods, and rest periods to which Employee may have been entitled, and Employee is not currently aware of any facts or circumstances constituting a violation by the Released Parties of the FLSA or other applicable wage, hour, meal period, and/or rest period laws that Employee has not already disclosed to the Released Parties; and (c) not suffered any work-related injury or illness within the twelve (12) months preceding Employee’s execution of this Agreement, and Employee is not currently aware of any facts or circumstances that would give rise to a worker’s compensation claim against the Released Parties that Employee has not already disclosed to the Released Parties.

9.    DUTY TO COOPERATE. Employee agrees to be available on a reasonable basis to assist the Released Parties with any investigation, claim, suit, or other proceeding that is pending or threatened by or against the Released Parties. Employee further agrees to promptly inform the Company’s General Counsel if Employee is requested to: (a) testify in connection with or otherwise become involved in any claim against the Released Parties; or (b) assist with or participate in any investigation of the Released Parties. The Company’s General Counsel may be contacted via mail at the following address: General Counsel, Avanos Medical, Inc., 5405 Windward Parkway, Alpharetta, Georgia 30004.

10.    NON-ADMISSION OF LIABILITY OR WRONGFUL CONDUCT. This Agreement shall not be construed as an admission by the Released Parties of any liability or acts of wrongdoing or discrimination, nor shall it be considered to be evidence of such liability, wrongdoing, or discrimination.

11.    TERMINATION OF EMPLOYMENT RELATIONSHIP. Except as set forth above, Employee and the Released Parties agree as a matter of intent that, except for vested benefits under any pension, 401(k) plan or other benefit plan provided by the Released Parties unless otherwise provided, this Agreement terminates all aspects of the employment relationship between them.

    12.    RETURN OF COMPANY PROPERTY. Executive understands and agrees that all Company Information and Business ideas (as defined in the Confidentiality, Nonsolicitation and Assignment of Business Ideas Agreement between Employee and the Company) is the exclusive property of the Company and that Employee has no rights in or to the Company Information upon the termination of employment. Employee represents that Employee has delivered to the Company:

(a) all originals and electronic and paper copies of all documents and records that may contain Company Information, regardless of where such documents and records are stored including, but not limited to, on USB drives, external hard drives, and/or any cloud-based storage (for which Employee provided any necessary passwords);

(b) all property of any nature that relates to Company Information or Business Ideas, including, but not limited to, business activities, customers or prospective customers of the Company, whether prepared by Employee or others; and

(c) all property of any nature whatsoever that was in Employee’s possession, custody or control, and that is the property of the Company (e.g. cellular phones, credit cards, computer or other equipment).

Employee further represents that, after returning any electronic copies of documents, records or data to the Company, Employee has deleted any remaining electronic versions from personal electronic devices (e.g. personal computers, phones, tablets).

Employee has provided to the Company a signed declaration stating that all Company Information, documents, data and other property has been returned and all Company Information and electronic data has been deleted from personal electronic devices (e.g. personal computers, phones, tablets).

    13.    GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of Georgia, without regard to the conflict of laws principles thereof. Employee agrees that any claim or dispute Employee may have against the Company must be resolved by a court located in Fulton County, Georgia. Employee agrees to submit to personal jurisdiction and venue in the Superior Court of Fulton County, State of Georgia for the purpose of litigating all claims or disputes between the Company and Employee.

14.    SEVERABILITY. The provisions of this Agreement are severable, and if any part of this Agreement is found by a court of law to be unenforceable, the remainder of the Agreement will continue to be valid and effective.

15.    ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between Employee and the Company. Any prior agreements between or directly involving Employee and any of the Released Parties are superseded by the terms of this Agreement and thus are rendered null and void with the exception of the Confidentiality, Nonsolicitation and Assignment of Business Ideas Agreement between Employee and the Company and any other noncompetition, confidentiality, nonsolicitation and/or assignment of business ideas agreements or any prior agreements between the parties related to inventions, business ideas, and confidentiality of corporate information, which remain intact, including, but not limited to, those provided to Employee with this Agreement.

    16.    NO OTHER PROMISES. Employee affirms that the only consideration for Employee signing this Agreement is that set forth in Section 2, that no other promise or agreement of any kind has been made to or with Employee by any person or entity to cause Employee to execute this document, and that Employee fully understands the meaning and intent of this Agreement, including but not limited to, its final and binding effect.

    17.    REVIEW AND REVOCATION PERIODS. Employee acknowledges that Employee is hereby advised to consult with an attorney before signing this Agreement. Employee further acknowledges that Employee has been given twenty-one (21) days from the time that Employee receives this Agreement to consider whether to sign it, as provided by the Age Discrimination in Employment Act of 1967, as amended (ADEA). If Employee has signed this Agreement before the end of this twenty-one (21) day period, it is because Employee freely chose to do so after carefully considering its terms. Finally, Employee shall have seven (7) days from the date Employee signs this Agreement to revoke this Agreement by delivering written notice within the seven (7) day period to the following Company contact:
General Counsel
Avanos Medical, Inc.
5405 Windward Parkway
Alpharetta, Georgia 30004

If Employee does not revoke this Agreement, this Agreement will become effective and irrevocable by Employee on the eighth day after Employee has executed it. If Employee elects not to sign this Agreement within twenty-one (21) days from the date that Employee receives this Agreement or if the Employee revokes the Agreement during the foregoing applicable revocation period, this Agreement shall not become effective and the offer to enter into this Agreement shall terminate and expire automatically.

18.    LEGALLY BINDING AGREEMENT. Employee understands and acknowledges that this Agreement is final and binding following the seven (7) day revocation period provided in this Agreement.

19.    REPRESENTATION AND WARRANTY OF UNDERSTANDING. By signing below, Employee represents and warrants that Employee: (a) has carefully read and understands the terms of this Agreement; (b) is entering into this Agreement knowingly, voluntarily and of Employee’s own free will; and (c) understands its terms and significance and intends to abide by its provisions without exception.

Date:
                        William D. Haydon

                        AVANOS MEDICAL, INC.

Date:                        By:
                            John Cato
                            Vice President, Human Resources